UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported):	October 3, 2011

Ralcorp Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Missouri (State or Other Jurisdiction of Incorporation)	1-12619 (Commission File Number)	43-1766315 (IRS Employer Identification Number)

800 Market Street, Suite 2600
St. Louis, Missouri 63101

(Address, including Zip Code, of Principal Executive Offices)

Registrant’s telephone number, including area code (314) 877-7000

_________________________________________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4 under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

New Credit Facility

    On October 3, 2011, Ralcorp Holdings, Inc. (“Ralcorp”) entered into a $550 million Credit Agreement (the “2011 Credit Facility”) with JPMorgan Chase Bank, N.A., as administrative agent, SunTrust Bank and Wells Fargo Bank, National Association, as co-syndication agents, and the lenders party thereto.  J.P. Morgan Securities LLC, SunTrust Robinson Humphrey, Inc., and Wells Fargo Securities, LLC served as lead arrangers.  The 2011 Credit Facility provides for a $550 million term loan which will be repaid on the earlier of (a) five business days after the date on which shares of common stock of Post Holdings, Inc. (other than certain retained shares and treasury stock) are distributed to Ralcorp’s shareholders, and (b) October 2, 2012.  Borrowings under the 2011 Credit Facility bear interest at LIBOR or, at Ralcorp’s option, an Alternate Base Rate (as defined in the 2011 Credit Facility), plus a margin, ranging from 1.25% to 2.00% for LIBOR-based loans and from 0.25% to 1.00% for Alternate Base Rate-based loans, depending upon Ralcorp’s debt ratings.

    The proceeds of the term loan under the 2011 Credit Facility have been used by Ralcorp to pay the purchase price for the acquisition by Ralcorp of the North American private brand refrigerated dough business of Sara Lee Corporation.

    Ralcorp’s obligations under the 2011 Credit Facility are unconditionally guaranteed by each of its existing and subsequently acquired or organized domestic subsidiaries that is required to guarantee its obligations under the 2010 Credit Facility (as defined below). The 2011 Credit Facility will be secured by the pledge of 65% of the equity interests of Ralcorp’s first-tier material foreign subsidiaries, which collateral also secures the 2010 Credit Facility.

    The 2011 Credit Facility contains customary reporting covenants, including, without limitation, relating to financial reporting, notices of default and adverse developments, ERISA notices, and other information. The 2011 Credit Facility also contains customary affirmative covenants, including, without limitation, relating to use of proceeds, conduct of business, payment of taxes, maintenance of insurance, compliance with laws and material contractual obligations, maintenance of properties, inspections, environmental matters, addition of subsidiary guarantors, pledging of equity of material foreign subsidiaries, and payment of obligations.

    The 2011 Credit Facility also contains customary negative covenants, including, without limitation, restrictions on certain preferred stock and dividends, indebtedness, mergers and fundamental changes, sale of assets, sale of accounts, investments and purchases, contingent obligations, liens, transactions with affiliates, subordinated indebtedness, changes in corporate structure or fiscal year, inconsistent agreements, ERISA compliance, restricted payments, swap agreements, sale and leaseback transactions, and holding company covenants.

    The 2011 Credit Facility provides for customary events of default, including material breach of representations and warranties, failure to make required payments, failure to comply with certain agreements or covenants, failure to pay, or acceleration of, certain other material indebtedness, certain events of bankruptcy and insolvency, the occurrence of one or more unstayed or undischarged judgments or attachments in excess of $35,000,000, change in control, and certain ERISA events. Upon the occurrence of an event of default, the administrative agent may, and at the request of 51% in principal amount of lender commitments under the 2011 Credit Facility will, cause the maturity of the term loan to be accelerated. Certain events of bankruptcy and insolvency will cause automatic acceleration of the maturity of the loans made pursuant to the 2011 Credit Facility.  The 2011 Credit Facility also includes customary provisions protecting the lenders against increased costs or loss of yield resulting from changes in reserve, tax, capital adequacy and other requirements of law and from the imposition of or changes in withholding or other taxes (including customary gross-up provisions).

    Some of the lenders under the 2011 Credit Facility and/or their affiliates have or may have had various relationships with Ralcorp and its subsidiaries involving the provision of a variety of financial services, including investment banking, underwriting, commercial banking, and letters of credit, for which the lenders and/or affiliates receive customary fees and, in some cases, out-of-pocket expenses.

Amendments to Credit Facility

    On October 3, 2011, Ralcorp, JPMorgan Chase Bank, N.A., individually and as administrative agent, and certain other financial institutions entered into Amendment No. 1 to Credit Agreement (the “Amendment”), which amends certain provisions of Ralcorp’s Credit Agreement, dated as of July 27, 2010 (as amended, the “2010 Credit Facility”).  The Amendment made certain modifications to the covenants and other terms of the 2010 Credit Facility to clarify that the spin-off of the Company’s assets and operations associated with its Post® brand cereal products is permitted under the 2010 Credit Facility and to make certain other changes to conform the 2010 Credit Facility with the 2011 Credit Facility.  Except as so amended, the 2010 Credit Facility remains in full force and effect, as described in Ralcorp’s Current Report on Form 8-K filed on July 28, 2010.

    Some of the lenders under the 2010 Credit Facility and/or their affiliates have or may have had various relationships with Ralcorp and its subsidiaries involving the provision of a variety of financial services, including investment banking, underwriting, commercial banking, and letters of credit, for which the lenders and/or affiliates receive customary fees and, in some cases, out-of-pocket expenses.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

    Item 1.01 is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

    In a press release dated October 3, 2011, a copy of which is attached hereto as Exhibit 99.1, and the text of which is incorporated by reference herein, Ralcorp announced that it has completed the acquisition of the North American private brand refrigerated dough business of Sara Lee Corporation.

    The information contained in Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

 (d)           Exhibits.

Exhibit No.	Description

99.1	Press release dated October 3, 2011

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RALCORP HOLDINGS, INC.
(Registrant)

Date:	October 4, 2011	By /s/T. G. Granneman
T. G. Granneman
Corporate Vice President and
Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated October 3, 2011